Exhibit 10.19

STANDARD LEASE

Lexington Corporate Center

10 Maguire Road

Lexington, Massachusetts

LANDLORD:	Lexington Corporate Center Associates LLC

TENANT:	Bladelogic, Inc.

PREMISES:	Suite , which is the entire Second (2nd) Floor of Building 3 known as 10 Maguire Road, Lexington, Massachusetts and more particularly described in Exhibit A to this Lease

DATED:	As of January 10, 2006

TABLE OF CONTENTS

ARTICLE CAPTION

I.	BASIC LEASE PROVISIONS		1
	1.1	Introduction
	1.2	Basic Data
	1.3	Additional Definitions

II.	PREMISES AND APPURTENANT RIGHTS		6
	2.1	Lease of Premises
	2.2	Appurtenant Rights and Reservations

III.	BASIC RENT		7
	3.1	Payment

IV.	COMMENCEMENT AND CONDITION		7
	4.1	Commencement Date
	4.2	AS IS Condition
	4.3	Landlord’s Work
	4.4	Preparation of the Premises
	4.5	Conclusiveness of Landlord’s Performance
	4.6	Tenant’s Delay
	4.7	General Provisions Applicable to Construction
	4.8	Construction Representatives
	4.9	Landlord’s Contribution

V.	USE OF PREMISES		11
	5.1	Permitted Use
	5.2	Installation and Alterations by Tenant

VI.	ASSIGNMENT AND SUBLETTING		14
	6.1	Prohibition

VII.	RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD		16
	7.1	Landlord Repairs
	7.2	Tenant’s Agreement
	7.3	Floor Load - Heavy Machinery
	7.4	Building Services
	7.5	Electricity

VIII.	REAL ESTATE TAXES		21
	8.1	Payments on Account of Real Estate Taxes
	8.2	Abatement
	8.3	Alternate Taxes

IX.	OPERATING EXPENSES		22

	9.1	Definitions
	9.2	Tenant’s Payments

X.	INDEMNITY AND PUBLIC LIABILITY INSURANCE		24
	10.1	Tenant’s Indemnity
	10.2	Public Liability Insurance
	10.3	Tenant’s Risk
	10.4	Injury Caused by Third Parties
	10.5	Landlord’s Insurance

XI.	LANDLORD’S ACCESS TO PREMISES		27
	11.1	Landlord’s Rights

XII.	FIRE, EMINENT DOMAIN, ETC.		27
	12.1	Abatement of Rent
	12.2	Landlord’s Right of Termination
	12.3	Restoration
	12.4	Award

XIII.	DEFAULT		29
	13.1	Tenant’s Default
	13.2	Landlord’s Default

XIV.	MISCELLANEOUS PROVISIONS		32
	14.1	Extra Hazardous Use
	14.2	Waiver
	14.3	Covenant of Quiet Enjoyment
	14.4	Landlord’s Liability
	14.5	Notice to Mortgagee or Ground Lessor
	14.6	Assignment of Rents and Transfer of Title
	14.7	Rules and Regulations
	14.8	Additional Charges
	14.9	Invalidity of Particular Provisions
	14.10	Provisions Binding, Etc.
	14.11	Recording
	14.12	Notices
	14.13	When Lease Becomes Binding
	14.14	Paragraph Headings
	14.15	Rights of Mortgagee or Ground Lessor
	14.16	Status Report
	14.17	Security Deposit
	14.18	Remedying Defaults
	14.19	Holding Over
	14.20	Waiver of Subrogation
	14.21	Surrender of Premises
	14.22	Intentionally Deleted
	14.23	Brokerage

ii

14.24	Special Taxation Provisions
14.25	Hazardous Materials
14.26	Governing Law
14.27	Intentionally Deleted
14.28	Survival Provision
14.29	Furniture/Equipment/Telephone System
14.30	Option to Extend
14.31	Tenant’s Access

iii

L E A S E

Preamble

THIS INSTRUMENT IS A LEASE, dated as of January 10, 2006 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space located in that certain building known and numbered as Building 3, 10 Maguire Road, Lexington, Massachusetts. The parties to this instrument hereby agree with each other as follows:

ARTICLE I

BASIC LEASE PROVISIONS

1.1                                 INTRODUCTION. The following terms and provisions set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed:

1.2                                 BASIC DATA.

Landlord:                                             Lexington Corporate Center Associates LLC,
a Delaware limited liability company

Landlord’s Original Address:

c/o Essex River Management, Inc.

225 Friend Street – 7th Floor

Boston, Massachusetts  02114

Tenant:                                                       Bladelogic, Inc., a Delaware corporation

Tenant’s Original Address:

400 Fifth Avenue

Waltham, Massachusetts  02451

Guarantor:   None

Basic Rent:

For 11,940 rentable square feet of the Premises:

Lease Year	Basic Rent	Monthly Payment	Per Square Foot Rental

For the period commencing on the Commencement Date through and including September 30, 2006	$202,980.00	$16,915.00	$17.00

For the entire Premises:

Lease Year	Basic Rent	Monthly Payment	Per Square Foot Rental

For the period commencing on October 1, 2006 through and including September 30, 2007	$633,940.00	$52,828.33	$20.00
For the period commencing on October 1, 2007 through and including September 30, 2008	$697,334.00	$58,111.17	$22.00
For the period commencing on October 1, 2008 through and including September 30, 2009	$713,182.50	$59,431.87	$22.50
For the period commencing on October 1, 2009 through and including September 30, 2010	$744,879.50	$62,073.29	$23.50

Base Taxes:  Actual Taxes for the fiscal year July 1, 2006 through and including June 30, 2007, as the same may be abated.

Base Operating Expenses:  Operating Expenses for the calendar year ending December 31, 2006.

Base Utility Expenses:  Utility Expenses for the calendar year ending December 31, 2006.

Premises Rentable Area: Agreed to be approximately 31,697 rentable square feet.

Permitted Uses: General Office Use.

Escalation Factor:  (For the period commencing on the Commencement Date through and including September 30, 2006):  4.19%, as computed in accordance with the Escalation Factor Computation.

Escalation Factor: (For the period commencing on October 1, 2006 through and including September 30, 2010):  11.12%, as computed in accordance with the Escalation Factor Computation.

Initial Term:  Approximately four (4) years, six (6) months commencing on the Commencement Date and expiring at 11:59 p.m. on September 30, 2010.

Security Deposit:  $211,313.33 (Provided that no Default of Tenant exists under this Lease on September 30, 2007, Landlord shall reduce the Security Deposit to $158,485.00 and Landlord shall refund $52,828.33 to Tenant within ten (10) Business Days following such date).

Tenant’s Original Electrical Factor: $1.25 per rentable square foot per year. $3,301.77 per month; $39,621.25 per year subject to adjustment from time to time, to reflect changes in the cost of obtaining electric service.

Substantial Completion Date:   That certain date upon which “Landlord’s Work” (as said term is hereinafter defined) shall have been substantially completed with the exception of minor items which do not cause unreasonable interference with Tenant’s use of the Premises and can be completed without unreasonable interference to Tenant’s use of the demised premises, such incomplete items being “punch list items”, and Landlord has obtained a building permit and a certificate of occupancy to permit Tenant to lawfully occupy the Premises and delivered possession of the Premises to Tenant.

1.3           ADDITIONAL DEFINITIONS.

Manager:  Essex River Management, Inc. or such other managing representative designated by Landlord as the Manager from time to time.

Building Rentable Area:  Agreed to be approximately 285,133 rentable square feet.

Business Days:  All days except Saturday, Sunday, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Commencement Date: As defined in Section 4.1.

Default of Tenant: As defined in Section 13.1.

Escalation Charges: The amounts prescribed in Sections 8.1 and 9.2.

Escalation Factor Computation: Premises Rentable Area divided by the Building Rentable Area, except that during the period from the Commencement Date through and including September 30, 2006, the Escalation Factor Computation will instead be calculated as 11,940 divided by the Building Rentable Area.

Force Majeure: Collectively and individually, strike or other labor trouble, fire or other casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of, or inability to obtain, fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control.

Initial Public Liability Insurance: $1,000,000 (per occurrence) primary liability and $3,000,000 (per occurrence) excess liability (combined single limit) for bodily injury, death and property damage, such policies to be written with companies reasonably approved by Landlord and having a Best’s Insurance Rating of A- or better with a Financial Rating of VIII. Notwithstanding the foregoing, Landlord hereby approves St. Paul Fire & Marine Insurance Company as Tenant’s insurance company.

Lease Year or lease year:  Each consecutive 12 calendar month period immediately following the Commencement Date, but if the Commencement Date shall fall on other than the first day of a calendar month, then such term shall mean each consecutive twelve calendar month period commencing with the first day of the first full calendar month following the calendar month in which the Commencement Date occurs, however, the first lease year shall include any partial month between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date.

Operating Expenses: As set forth in Section 9. 1.

Operating Year: As defined in Section 9.1.

Outside Delivery Date:   As set forth in Section 4.6.

Premises: The entire second (2nd) floor of the Building containing the Premises Rentable Area and shown on Exhibit A annexed hereto.

Building:  That certain building containing the Building Rentable Area and commonly known and numbered 10 Maguire Road, Lexington, Massachusetts and shown on the site plan attached hereto as Exhibit B.

Property: The Building and the land parcel on which it is located (including any parking areas, driveways, adjacent sidewalks and any other building and improvements thereon) and the land parcel on which the parking area is located (including any driveways and adjacent sidewalks thereon).

Rent Commencement Date:  As defined in Section 3.1.

Tax Year: As defined in Section 8.1.

Taxes: As determined in accordance with Section 8. 1.

Tenants Removable Property: As defined in Section 5.2.

Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

Utility Expenses: As defined in Section 9.1.

Exhibits: The following Exhibits are annexed to this Lease and incorporated herein by this reference:

Exhibit A -             Plan showing Premises

Exhibit B -              Site Plan of Building

Exhibit C -              Plan showing Landlord’s Work

Exhibit D -              Rules and Regulations

Exhibit E -              Operating Expenses

Exhibit F -              Cleaning Services

Exhibit G -              Subordination, Non-Disturbance and Attornment Agreement

ARTICLE II

PREMISES AND APPURTENANT RIGHTS.

2.1           LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth and Tenant hereby accepts from Landlord, the Premises.

2.2           APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, elevators, and common walkways necessary for access to the Building, the access roads, driveways, parking areas, loading areas, sidewalks, landscaped areas, trash enclosures, recreation areas and other areas or facilities, if any, located in or on or serving the Property, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but all such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

(b)           Excepted and excluded from the Premises are the ceiling, floor, perimeter walls and exterior windows, except the inner surfaces thereof, but the entry doors (and related glass and finish work) to the Premises are a part thereof; and Tenant agrees that Landlord shall have the right to place in the Premises (but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises) interior storm windows, subcontrol devices (by way of illustration, an electric sub panel, etc.), utility lines, pipes, equipment and the like, in, over and upon the Premises. Tenant shall install and maintain, as Landlord may require, proper access panels in any hung ceilings or walls installed by Tenant in the Premises to afford access to any facilities above the ceiling or within or behind the walls, except that Landlord shall be responsible to install such access panels in connection with Landlord’s Work.

(c)           Parking. Tenant, at no additional charge, shall have the non-exclusive right to use the parking spaces on the surface parking lot located on the Property at a rate of 3.5 spaces per 1,000 rentable square feet of space leased by Tenant.

(d)           Building Amenities. Tenant, at no additional charge, shall have the non-exclusive right to use the Building amenities including the full service cafeteria, loading docks, fitness center, lockers and showers.

ARTICLE III

BASIC RENT

3.1           PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the “Commencement Date” (as said term is defined in Section 4.1 below) without offset, abatement, deduction or demand (except as expressly provided in this Lease), the Basic Rent plus Escalation Charges and Tenant’s Original Electrical Factor due in accordance with the terms of this Lease. Such Basic Rent plus Landlord’s estimated amounts for Escalation Charges and Tenant’s Original Electrical Factor shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, at Landlord’s Original Address, or at such other place as Landlord shall from time to time designate by notice to Tenant, in lawful money of the United States. In the event that any installment of Basic Rent or Escalation Charges or Tenant’s Original Electrical Factor is not paid when due, Tenant shall pay, in addition to any other additional charges due under this Lease, an administrative fee equal to 5% of the overdue payment; provided, however, that Landlord agrees to waive such administrative fee for the first late payment by Tenant during any Lease Year during the Term of this Lease.

(b)           Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent, Escalation Factor and Tenant’s Original Electrical Factor for the partial month from the first day on which Tenant must pay Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor to the last day of the month in which such day occurs, plus the installment of Basic Rent, Escalation Charges and Tenant’s Original Electrical Factor for the succeeding calendar month.

ARTICLE IV

COMMENCEMENT AND CONDITION

4.1           COMMENCEMENT DATE. The Commencement Date shall be one (1) Business Day following the Substantial Completion Date. Notwithstanding the foregoing, if Tenant’s personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Commencement Date, such date shall for all purposes of this Lease be the Commencement Date. The Tenant shall, upon demand of the Landlord, execute a certificate confirming the Commencement Date as it is determined in accordance with the provisions of this Section 4.1.

4.2           AS IS CONDITION. Tenant acknowledges that it has inspected the Premises, and it is understood and agreed  that except for “Landlord’s Work” (as said term is hereinafter defined), Tenant will accept the Premises in their existing physical AS-IS condition without any representations or warranties (express, implied or otherwise), and Landlord shall be under no obligation to make any repairs, alterations or improvements to the Premises prior to or at the commencement of the term hereof or at any time thereafter, except as herein specifically provided otherwise. Tenant shall equip the Premises with all trade fixtures and personal property suitable or appropriate to the regular and normal operation of the type of business in which Tenant is engaged. All such trade fixtures and personal property shall be of first-class quality.

4.3           LANDLORD’S WORK. Landlord, at its sole cost and expense, shall complete Landlord’s Work in accordance with all applicable laws and codes, the plans and specifications attached hereto as Exhibit C and otherwise using building standard materials, colors and quantities selected by Tenant. Notwithstanding anything to the contrary contained in this Lease, Tenant at its sole cost and expense, shall be responsible for the prompt payment of any costs and expenses associated with any other construction, alterations or improvements to the Premises. Landlord shall be responsible for all costs associated with the design and construction of Landlord’s Work in the Premises. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be responsible for all costs and expenses associated with the installation, maintenance, repair, replacement and removal of any data/telephone/internet wiring or cabling serving the Premises, except for any portion of “Landlord’s Contribution” (as said term is defined in Section 4.9 below) which is used for any such wiring or cabling. Subject to the terms, provisions, agreements, covenants and conditions contained in this Lease (other than any obligation to pay Basic Rent, Escalation Charges, Tenant’s Original Electrical Factor or any other charges under this Lease prior to the Commencement Date), Tenant shall have the right to access the Premises prior to the Commencement Date for installation of “Tenant’s Furnishings” (as said term is defined in Section 4.9 below) provided that Tenant shall cooperate with Landlord and its agents, employees, contractors and subcontractors in exercising any such access right. As used herein, the term “Landlord’s Work” shall mean that certain work, as more particularly shown on Exhibit C attached hereto and incorporated herein by reference thereto, which Landlord shall complete using building standard materials, colors and quantities selected by Tenant.

4.4                                 REMEDIES FOR DELAY IN THE COMMENCEMENT DATE

(a) Landlord shall exercise all reasonable efforts to complete Landlord’s Work on or before May 31, 2006 (the “Outside Delivery Date”), subject to extension due solely to Force Majeure (for a period not to exceed  sixty (60) days) or Tenant’s Delays. If the Commencement Date has not occurred on or before the Outside Delivery Date, as such date may be extended due solely to Force Majeure (for a period not to exceed  sixty (60) days), Tenant shall be entitled to a credit against Basic Rent first due under this Lease in an amount equal to one day of Basic Rent for each day during such period that the Commencement Date has not occurred. If Landlord fails to complete Landlord’s Work on or prior to August 31, 2006 (the “Final Delivery Date”), Landlord shall be responsible to pay to and indemnify and hold Tenant harmless from and against any increased rent (the “Tenant’s Holdover Premium”) due to Tenant’s failure to vacate its present office space leased under Tenant’s existing lease of premises located at 400 Fifth Avenue, Waltham, MA. Landlord shall pay Tenant’s Holdover Premium to Tenant within ten (10) days following receipt of an invoice from Tenant. Notwithstanding anything herein to the contrary, if the

Commencement Date has not occurred on or before the Final Delivery Date, Tenant may, at any time after the Final Delivery Date but prior to the Commencement Date and without waiving Landlord’s obligation to pay and indemnify Tenant for Tenant’s Holdover Premium which has accrued prior to the effective date of termination, elect to terminate this Lease by delivery of thirty (30) days prior written notice to Landlord and this Lease shall terminate without recourse to the parties at the expiration of such thirty (30) day period unless prior to the expiration of such time period, the Commencement Date occurs.

(b) The Premises shall be deemed “ready for occupancy” on the Substantial Completion Date.

4.5           CONCLUSIVENESS OF LANDLORD’S PERFORMANCE. Unless Tenant shall have given Landlord written notice by the end of the second full calendar month after the Commencement Date of specific respects in which Landlord has not performed Landlord’s Work in compliance with the matters set forth in Exhibit C, Tenant shall have no claim that Landlord has failed to perform any of Landlord’s Work. Except for Landlord’s Work, the Premises are being leased in their condition, “as is” without warranty or representation by Landlord. Tenant acknowledges that it has inspected the Premises and common areas of the Building and, except for Landlord’s Work, has found the same to be satisfactory.

4.6                                 TENANT’S DELAYS

(a) If any delay shall occur in the Substantial Completion Date as the direct result of:

(i)      any request by Tenant that Landlord delay in the commencement or completion of Landlord’s Work for any reason; or

(ii)     any change requested by Tenant (and approved by Landlord) in Exhibit C or in any of Tenant’s plans once approved by Landlord and Tenant provided Landlord notifies Tenant at the time of such change request of the estimated length of Tenant’s Delay resulting from such change order and Tenant fails to withdraw its request for the change within three (3) Business Days after such notice. Any failure of Tenant to withdraw its request as provided above shall constitute Tenant’s acceptance of Landlord’s estimate of the length of Tenant’s Delay resulting from such change order; or

(iii)    any other act or omission of Tenant or its members, officers, partners, agents, servants, employees, representatives or contractors; or

(iv)    any reasonably necessary displacement of any of Landlord’s Work from its place in Landlord’s construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii) or (iii) of this paragraph and the fitting of such Landlord’s Work back into the schedule;

then, in any such event, Tenant shall, from time to time and within ten (10) days after demand therefor, pay to Landlord for each day the Substantial Completion Date is delayed beyond the Outside Delivery Date by reason of the delays referred to in clauses (i), (ii), (iii) and (iv) above, an amount equal to one day of Basic Rent (pro-rated on a daily basis) for each such day of delay.

(b) If a delay in the Substantial Completion Date is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in paragraph (a).

(c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as “Tenant’s Delay”.

(d) The Outside Delivery Date shall automatically be extended for the period of any delays caused by Force Majeure provided any such Force Majeure extensions of the Outside Delivery Date shall in no event exceed an additional sixty (60) days in the aggregate.

(e) The Outside Delivery Date shall automatically be extended for the period of any delays caused by Force Majeure (for a period not to exceed sixty (60) days).

4.7           GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.  All construction work required or permitted by this Lease, whether performed by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, regulations, codes and orders of any governmental authority. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects.

4.8           CONSTRUCTION REPRESENTATIVES. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named in Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying.

4.9           LANDLORD’S CONTRIBUTION. Subject to the terms, provisions and conditions of this Section 4.9, Landlord shall contribute to the costs and expenses associated with Tenant’s purchase and installation of “Tenant’s Furnishings” (as said term is hereinafter defined) a sum (“Landlord’s Contribution”) not to exceed Two Hundred Thirteen Thousand Three Hundred Twenty and 81/100ths Dollars ($213,320.81) ($6.73 per square foot of the Premises Rentable Area). Except for Landlord’s Contribution, Tenant shall promptly pay in full all costs and expenses associated with Tenant’s Furnishings. Within thirty (30) days of Landlord’s receipt of invoices related to Tenant’s Furnishings as submitted to Landlord by Tenant and provided that no Default of Tenant exists under this Lease, Landlord shall contribute up to the maximum amount of Landlord’s Contribution toward payment of Tenant’s Furnishings. Landlord’s Contribution shall be used only for Tenant’s Furnishings, but not toward fixtures, equipment, personal property or anything else. Tenant shall not be entitled to any credit or payment from Landlord for any portion of Landlord’s Contribution, not utilized toward payment of Tenant’s Furnishings. Tenant shall only have the right to use Landlord’s Contribution during the first twelve (12)

months of the Initial Term and for any portion of Landlord’s Contribution not used by Tenant within said twelve (12) month period, Tenant shall not be entitled to any credit. Landlord shall retain ownership of the furniture in the Premises which Tenant purchases as part of Tenant’s Furnishings until the end of the Term at which time Landlord shall transfer ownership of said furniture to Tenant. Tenant, at its sole risk, cost and expense shall be responsible for removing any furniture, equipment, personal property, trade fixtures and telephone/data/internet infrastructure together with any wiring or cabling related thereto in the Premises at such time that Tenant moves out of the Premises or at the expiration or any earlier termination of this Lease. As used herein, the term “Tenant’s Furnishings” shall mean any furniture systems, telephone/data wiring and office furniture purchased and installed by Tenant in the Premises, which purchases and the installation thereof are evidenced by paid invoices.

ARTICLE V

USE OF PREMISES

5.1         PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

(b)         Tenant agrees to conform to the following provisions during the Term of this Lease:

(i)          Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

(ii)         Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisements or the like visible to public view outside of the Premises. Landlord will not unreasonably withhold consent for signs or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted a sketch of the sign to be placed on such entry doors.

(iii)        Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause offensive odors or loud noise or constitute a nuisance to any other tenant or tenants or other persons in the Building; and

(iv)        Tenant shall, at its sole cost and expense:  (x) in its use of the Premises, the Building or the Land, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the ADA provided, however, the foregoing shall not require Tenant to perform any work necessary to bring the Premises, the Building or the Property into compliance with the ADA or other laws unless the work is required solely due to Tenant’s particular and unique use of the Premises (as opposed to general office use) or work required to comply with laws of general applicability to the Building or any alterations, improvements or construction being performed by Tenant to the Premises.

5.2         INSTALLATION AND ALTERATIONS BY TENANT. (a) Except for cosmetic alterations such as paint and carpet, Tenant shall make no alterations, additions or improvements in or to the Premises costing in excess of $5,000.00 in any one instance without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed with respect to non-structural alterations which do not affect any of the Base Building Systems. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications prepared by Tenant and approved in advance by Landlord; (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws; (iii) be performed and completed in the manner required in Section 5.2(d) hereof; (iv) be made at Tenant’s sole expense and at such times as Landlord may from time to time reasonably designate; and (v) become a part of the Premises and the property of Landlord. It is agreed and understood that Landlord shall have the right to review and approve all changes to any plans which Landlord shall have approved pursuant to this Section 5.2(a).

It is also agreed and understood that, Landlord shall not be deemed to be unreasonable in denying its consent to alterations, additions and improvements to the Premises which adversely affect “Base Building Systems” (as said term is hereafter defined).

As used herein, the term “Base Building Systems” shall mean (i) any mechanical, electrical or plumbing system or component of the Building (including the Premises) (ii) the exterior of the Building (iii) the Building HVAC distribution system (iii) any fire safety prevention/suppression system and (iv) any structural element or component of the Building.

(b)         All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises (“Tenant’s Removable Property”) shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

(c)         Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic’s lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall promptly take such actions by bonding, deposit or payment as will remove or satisfy the lien.

(d)         All of the Tenant’s alterations, additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not damage the Property or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld so long as such selection will not cause any labor disturbance to the Building. Installation and moving of furnishings, equipment and the like shall be performed only with labor compatible with that being employed by Landlord for work in or to the Building and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building. Except for work by Landlord’s general contractor, Tenant before its work is started shall:  secure all licenses and permits necessary therefor and deliver copies thereof to Landlord; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry workmen’s compensation insurance in statutory amounts covering all the contractor’s and subcontractor’s employees and comprehensive public liability insurance and property damage insurance with such limits as Landlord may reasonably require but in no event less than the Initial Public Liability Insurance specified in Section 1.3 of this Lease as the same may be increased from time to time in accordance with the provisions of Article X of this Lease (all such insurance to be written in companies approved by Landlord and insuring Landlord, Manager and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach and, at the request of Landlord to deliver to Landlord security satisfactory to Landlord against liens arising out of the furnishing of such labor and material. Upon completion of any work done on the Premises by Tenant, its agents, employees, or independent contractors, Tenant shall promptly deliver to Landlord (i) original lien releases and waivers executed by each contractor, subcontractor, supplier, materialmen, architect, engineer or other party which furnished labor, materials or other services in connection with such work and pursuant to which all liens, claims and other rights of such party with respect to labor, material or services furnished in connection with such work are unconditionally released and waived and (ii) copies of any certificate(s) of occupancy relating to the Premises issued by the Town of Lexington. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as an additional charge hereunder, one hundred percent (100%) of any increase in real estate taxes on the Property not otherwise billed to Tenant which shall, at any time after commencement of the Term, directly and solely result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant (including Tenant’s original installation and Tenant’s subsequent alterations, additions, substitutions and improvements), whether done prior to or after the commencement of the Term of this Lease.

(e)         In connection with the performance of any alterations, improvements, changes or additions to the Premises as contemplated by Article IV or Section 5.2 of this Lease in the event that any such improvement, alteration, change or addition to the Premises to be performed by Tenant (the “Work”) adversely affects so-called “Base Building Systems” and to the extent that such Work is not performed by Landlord or a general contractor employed directly by Landlord, Tenant hereby agrees to use the services of a construction management firm designated by Landlord to oversee, coordinate and review all aspects of any such Work provided such firm charges market rates for its scope of services for the work. The cost and expense of the services of such construction manager shall be borne by Tenant as an additional charge under this Lease.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1         PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Tenant shall reimburse Landlord for all costs and expenses sustained or incurred by Landlord in connection with any request by Tenant for Landlord’s consent to an assignment or subletting, provided such costs shall not exceed $2,000 per consent request.

(b)         The provisions of paragraph (a) of this Section shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply (1) to transactions with an entity into or with which Tenant is merged or consolidated, (2) in connection with a transfer of all or substantially all of Tenant’s stock or other interests or a transfer of all or substantially all of Tenant’s assets in either case to an unaffiliated party (such transferee being referred to as a “Business Successor”) or (3) to any entity which controls or is controlled by Tenant or is under common control with Tenant (the foregoing transactions being referred to collectively as “Permitted Transfers”), provided that with respect to a transaction or transfer to a “Business Successor” (i) the Business Successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. Notwithstanding the foregoing, if Tenant will not be the surviving entity following any Permitted Transfer, the successor to Tenant shall be required to agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting.

(c)         If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. Notwithstanding the foregoing to the contrary, provided that no Default of Tenant exists under this Lease, Landlord and Tenant shall split 50/50 any “subleasing profits” (as said term is hereinafter defined) as and when received by Tenant, after deducting Tenant’s reasonable costs and expenses related to any such sublease. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment or subletting, or occupancy shall affect Permitted Uses. Any subletting of the entire Premises shall expire as of the day immediately preceding the date of expiration of the Term of this Lease.

(d)         In connection with any request by Tenant for consent to assignment or subletting other than Permitted Transfers, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made. Upon receipt from Tenant of such request and information, the Landlord shall have an option (sometimes hereinafter referred to as the “option” or “Take Back Option”) to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet fifty (50%) percent or more of the Premises, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord’s notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Basic Rent and Escalation Charges shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. If Landlord exercises its option to cancel this Lease as to a portion of the Premises, Landlord shall perform, at Landlord’s cost, all work necessary to demise the recaptured space from the remainder of the Premises.

If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant’s notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Article VI of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in Article VI of the Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed. As used herein, the term “subleasing profits” shall mean, for each period in question, all amounts received by Tenant in excess of Basic Rent and Escalation Charges and other items of additional rent reserved under this Lease attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith).

Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of Article VI and no assignment shall be binding upon Landlord or any of Landlord’s mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Article VI. In no event shall the Tenant hereunder be released from its liability under this Lease.

Landlord shall not be deemed unreasonable in refusing to approve a sublease where such proposed subtenant is a tenant of the Building.

ARTICLE VII

RESPONSIBILITY FOR REPAIRS AND CONDITIONS OF PREMISES;

SERVICES TO BE FURNISHED BY LANDLORD

7.1         LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including plumbing, mechanical and electrical systems installed by Landlord but excluding any supplemental systems installed specifically for Tenant’s benefit or used exclusively by Tenant) and the HVAC system serving the Premises, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in the Premises or for the doors (or related glass and finish work) leading to the Premises, or for any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, invitees or contractors. Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. All costs and expenses incurred by Landlord in performing its obligations under this Section 7.1 shall be included in Operating Expenses (as said term is hereafter defined) subject to the limits set forth in Exhibit E.

(b)         Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

(c)         Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option be furnished from time to time, in whole or in part, by employees of Landlord or by the Manager of the Property or by one or more third persons. Landlord shall cause the sidewalks, access drives, parking areas and entrance areas to the Building of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance.

7.2         TENANT’S AGREEMENT. (a) Tenant will keep neat and clean and maintain in reasonably good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Term, in such condition. Without limitation but subject to the terms of Section 5.1(b)(iv) of this Lease, Tenant shall continually during the Term of this Lease maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the Boston Board of Fire Underwriters, and shall, at Tenant’s own expense, obtain all permits, licenses and the like required by applicable law for the conduct of Tenant’s business. Notwithstanding the foregoing or the provisions of Article XII, Tenant shall be responsible for the cost of repairs which may be necessary by reason of damage to the Building caused by any act or neglect of Tenant or its agents, employees, contractors or invitees (including any damage by fire or any other casualty arising therefrom). Tenant shall be responsible for the payment of all charges (whether billed directly to Tenant by the applicable utility or submetered and billed to Tenant by Landlord) for electricity, HVAC, gas and other utilities used or consumed in the Premises in accordance with the provisions of this Lease. Without limitation of the foregoing, Tenant shall not do or perform, and shall not permit its agents, servants, employees, contractors or invitees to do or perform any act or thing in or upon the Property which will invalidate or be in conflict with the certificate of occupancy for the Premises or the Building or violate any statute, law, rule, by-law or ordinance of any governmental entity having jurisdiction over the Property (the “Requirements”). Tenant shall, at Tenant’s sole cost and expenses, take all action, including the making of any improvements or alterations necessary to comply with all Requirements (including, but not limited to the ADA, as modified and supplemented from time to time) which shall, with respect to the Premises or with respect to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant’s particular or unique use or manner of use of the Premises (as opposed to general office use), or any installations, alterations, improvements or construction performed by Tenant in the Premises, or required by reason of a breach of any of Tenant’s covenants or agreements under this Lease, whether or not such Requirements shall now be in effect or hereafter enacted or issued.

(b)         If repairs are required to be made by Tenant pursuant to the terms hereof, and Tenant fails to make the repairs, upon not less than ten (10) days’ prior written notice (except that no notice shall be required in the event of any emergency), Landlord may make or cause such repairs to be made (but shall not be required to do so), and the provisions of Section 14.18 shall be applicable to the costs thereof. Landlord shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant’s stock or business by reason of Landlord’s making such repairs.

7.3         FLOOR LOAD – HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)          If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnity and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4          BUILDING SERVICES. (a) Landlord shall also provide:

(i)          Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m., furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building upon demand as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of any of the Base Building Systems or in any other way interferes with any of the Base Building Systems’ ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, and the cost of such supplementary systems and the installation, repair, maintenance, replacement and removal thereof shall be payable by Tenant to Landlord upon demand as Additional Rent.

(ii)         Landlord shall provide electric power for lighting and for office machines through standard receptacles.

(iii)        Warm water for lavatory and kitchenette purposes and cold water (at temperatures supplied by the Town of Lexington) for drinking, lavatory and toilet purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used.

(iv)        Access to the Premises twenty-four hours per day, subject to reasonable security restrictions and restrictions based on emergency, accident and Force Majeure conditions and all other applicable provisions of this Lease.

(v)         Cleaning Services described in Exhibit F as and to the extent required by Exhibit F.

(vi)        Non-exclusive passenger elevator service from the existing passenger elevator system in common with Landlord and others entitled thereto.

(b)         Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services or use by strikes, lockouts, difficulty in obtaining materials, accidents or any other cause beyond Landlord’s control, or by laws, orders or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as provided in subparagraph (c) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Failure or omission on the part of Landlord to furnish any of the foregoing services or use shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent except as provided in subparagraph (c) below, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

(c)         INTERRUPTION OF SERVICES. Notwithstanding anything in this Lease to the contrary, in the event that (i) the provision of any of the foregoing services set forth in this Section 7.4  to the Premises is interrupted, or Tenant is prevented from having access to the Premises, (collectively an “Abatement Event”) and (ii) such Abatement Event continues for a period of five (5) consecutive Business Days after Tenant first notifies Landlord of such Abatement Event in writing, and (iii) as a result thereof Tenant is unable to and does not in fact conduct business from the Premises or any applicable portion thereof, then from and after such five (5) consecutive Business Day period, Tenant shall be entitled to abate its rent obligations (Basic Rent and all additional rent) hereunder as to the Premises or any applicable portion thereof which is not usable or accessible (including Saturdays and Sundays during which the Abatement Event continues), until such time as Tenant is reasonably able to use or access the Premises, as applicable. To the extent that the unusable or inaccessible portion of the Premises prevents Tenant from conducting its business in such unusable or inaccessible portion, and the remaining portion of the Premises is not sufficient to permit Tenant to effectively conduct its business therein, and Tenant does not conduct its business in any portion of the Premises, then for such time after expiration of the five (5) consecutive Business Day period during which Tenant is prevented from conducting its business therein, Tenant’s Rent obligations (Base Rent and additional rent) for the entire Premises shall be abated; provided, however, that if any part of the Premises is reasonably useable for Tenant’s operations in the Premises notwithstanding such Abatement Event, then the amount of each daily abatement of Basic Rent and additional rent shall only be proportionate to the nature and the extent of the interruption of Tenant’s normal operations.

7.5         ELECTRICITY. (a) Tenant acknowledges and agrees that there is no sub-meter or separate electrical meter in the Premises for the purpose of measuring Tenant’s use and consumption of electricity in the Premises. Tenant shall make direct payment to Landlord of Tenant’s Original Electrical Factor for the operation of lights and plugs in the Premises.

Landlord shall permit Landlord’s existing wires, pipes, risers, conduits and other electrical equipment of Landlord to be used for the purpose of providing electrical service to the Premises. Tenant covenants and agrees that its electrical usage and consumption will not disproportionately “siphon off” electrical service available to the Building and that its total connected load will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Except as provided in Section 7.4(c), Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant’s requirements due to a factor or cause beyond Landlord’s control. Tenant shall purchase and install all lamps, tubes, bulbs, starters and ballasts. As provided in this Section 7.5 and in Section 9.2(b) below, Tenant shall pay all charges for electricity, HVAC and other utilities used or consumed in the Premises. Tenant shall bear the cost of repair and maintenance of any electric, water or gas meter used or to be installed in and serving exclusively the Premises. In the event Landlord, at its sole cost and expense, elects to install an electric meter serving the Premises, from and after such installation, Tenant shall pay for Tenant’s electrical consumption in the Premises based upon the usage shown on such meter and at the actual cost charged for such electrical service by the applicable utility provider and Tenant will have no further obligation to pay Tenant’s Original Electrical Factor.

(b)         In order to insure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building’s electrical system, Tenant shall not, without Landlord’s prior consent, connect any fixtures, appliances or equipment to the Building’s electrical distribution system which operates on a voltage in excess of 120 volts nominal. If Landlord shall consent to the connection of any such fixtures, appliances or equipment, all additional risers or other electrical facilities or equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord’s demand as Additional Rent. From time to time during the Term of this Lease, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant’s electric usage, the result of which shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in paragraph (a), in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the costs of such survey.

ARTICLE VIII

REAL ESTATE TAXES

8.1         PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term “Tax Year” shall mean each twelve-month period commencing on July 1, 2006 and each twelve-month period thereafter commencing during the Term of this Lease; and the term “Taxes” shall mean all real estate taxes, special assessments and betterment assessments assessed with respect to the Property for any Tax Year excluding any income, estate, succession, inheritance, capital gain or transfer taxes of Landlord or any affiliated entity.

(b)         In the event that during any Tax Year, Taxes shall be greater than Base Taxes, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Taxes over Base Taxes for each Tax Year (or partial Tax Year) falling within the Term of this Lease, multiplied by (ii) the applicable Escalation Factor, such amount to be apportioned for any fraction of a Tax Year in which the Commencement Date falls or the Term of this Lease ends.

(c)         Following at least thirty (30) days’ prior notice from Landlord of the estimated amount to be paid by Tenant, estimated payments by Tenant on account of Taxes shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time real estate tax payments are due a sum equal to Tenant’s required payments, as estimated by Landlord from time to time, on account of Taxes for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof and the computation of Tenant’s payment on account thereof. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant on account of Taxes (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within 30 days after being so advised by Landlord. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Landlord and Tenant pursuant to this Article VIII shall survive expiration or earlier termination of the Term of this Lease. In no event shall Tenant have any obligation to make any payment of Escalation Charges under this Article VIII prior to July 1, 2007.

8.2         ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord’s expenses reasonably incurred in obtaining such refund, Landlord shall, provided there does not then exist a Default of Tenant, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest) multiplied by the Escalation Factor against the obligations of Tenant next falling due under this Article VIII or any past due obligations of Tenant, as applicable; provided, that in no event shall Tenant be entitled to receive a credit equal to more than the payments made by Tenant on account of Taxes for such Year pursuant to paragraph (b) of Section 8.1 or to receive any payments or abatements of Basic Rent if Taxes for any Tax Year are less than Base Taxes or if Base Taxes are abated.

8.3         ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay a proportionate share of the same as an additional charge computed in a fashion consistent with the method of computation herein provided, to the end that Tenant’s share thereof shall be, to the maximum extent practicable, comparable to that which Tenant would bear under the foregoing provisions.

(b)         If a tax (other than Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

ARTICLE IX

OPERATING EXPENSES

9.1         DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

(i)          Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

(ii)         Operating Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to the operation, administration, insuring, cleaning, repair, maintenance and management of the Property (but specifically excluding Utility Expenses) all as set forth in and limited by the terms of Exhibit E annexed hereto, provided that, if during any substantial portion of the Operating Year for which Operating Expenses are being computed, including during calendar year 2006, less than all of Building Rentable Area was occupied by tenants or if Landlord is not supplying all tenants with the services being supplied hereunder, any Operating Expenses which vary in amount solely on account of vacancies in the Building shall be reasonably extrapolated by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Operating Expenses for such Year. Water and sewer charges attributable to leaseable areas of the Building and the Property shall be included in Operating Expenses.

(iii)        Utility Expenses: The aggregate costs or expenses reasonably incurred by Landlord with respect to supplying electricity (other than electricity supplied to those portions of the Building leased to tenants), oil, steam, gas, water and sewer and other utilities supplied to the common areas of the Property and not paid for directly by tenants.

9.2         TENANT’S PAYMENTS. (a) In the event that during any Operating Year, Operating Expenses shall exceed Base Operating Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Operating Expenses over Base Operating Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the applicable Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends. In no event shall Tenant have any obligation to make any payment of Escalation Charges on account of Operating Expense or Utility Expense increases prior to January 1, 2007.

(b)         In the event that during any Operating Year, Utility Expenses shall exceed Base Utility Expenses, Tenant shall pay to Landlord, as an Escalation Charge, an amount equal to (i) the excess of Utility Expenses over Base Utility Expenses for each Operating Year (or partial Operating Year) falling within the Term of this Lease multiplied by (ii) the applicable Escalation Factor, such amount to be apportioned for any partial Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(c)         Following at least thirty (30) days’ prior written notice from Landlord of the estimated amount to be paid by Tenant, estimated payments by Tenant on account of Escalation Charges for Operating Expenses and Utility Expenses shall be made monthly and at the time and in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payments, as estimated by Landlord from time to time during each Operating Year, on account of Escalation Charges for Operating Expenses and Utility Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses and Utility Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Operating Expenses and Utility Expenses (or refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses and Utility Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent. The obligations of Landlord and Tenant under this Article IX shall survive expiration or earlier termination of the Term of this Lease.

(d)         Provided that no Default of Tenant exists under this Lease after the expiration of any applicable notice and cure period, Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing the Escalation Charges for any year or fraction thereof during the Term of this Lease, including without limitation, the Operating Expenses, Utility Expenses and Taxes determined for the respective base years under this Lease. Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine and audit such books and records, and such examination and audit shall take place at Landlord’s or Landlord’s building manager’s office in the Building. All costs, expenses and fees of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that Tenant’s Share of such Operating Expenses for the Operating Year in question is less than the amount set forth in Landlord’s statements delivered to Tenant by at least ten percent (10%) or more, then Landlord shall pay the reasonable costs of such examination and audit. If, pursuant to the audit, the payments made for such year by Tenant exceed Tenant’s required payment on account thereof for such year, such overpayment shall be refunded to Tenant if the Term of this Lease has then expired and Tenant has no further obligations to Landlord; but, if the payments made by Tenant for such year are less than Tenant’s required payment as established by the examination and audit, Tenant shall promptly pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit.

ARTICLE X

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1       INDEMNITY. (a) To the maximum extent this agreement may be made effective according to law and except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, Tenant agrees to defend, indemnify and save harmless Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease and the following: (i) from any accident, injury, death or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (ii) from any accident, injury, death or damage occurring outside of the Premises but on the Property, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant’s agents, employees, independent contractors, or any other person acting under Tenant; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord or Landlord’s agents, employees or contractors) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1 shall survive the expiration or any earlier termination of this Lease.

(b)           Except to the extent Tenant is required to indemnify Landlord under paragraph (a) above, Landlord agrees to indemnify and save harmless Tenant and Tenant’s partners, members, shareholders, officers, directors, managers, and employees from and against all claims, losses, cost, damages, liability or expenses of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, where such accident, damage or injury results or is claimed to have resulted from the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, and, in any case, occurring after the Commencement Date until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1(b) shall survive the expiration or earlier termination of this Lease.

10.2       PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor’s hazard and completed operations coverage) under which Tenant is named as insured and Landlord and Manager (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Landlord, Manager, and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1. Each such policy shall be non-cancellable and non-amendable with respect to Landlord, Manager and Landlord’s said designees without thirty (30) days’ prior notice to Landlord and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section 1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.3       TENANT’S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk; and Landlord shall have no responsibility or liability for any loss of or damage to Tenant’s Removable Property or for any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is permitted by this Lease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof. Tenant shall carry “all-risk” property insurance on a “replacement cost” basis (including so-called improvements and betterments performed by Tenant, exclusive of Landlord’s Work), and provide a waiver of subrogation as required in Section 14.20. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4       INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. The provisions of this Section 10.4 shall survive the expiration or any earlier termination of this Lease.

10.5       LANDLORD’S INSURANCE. At all times during the Term, Landlord will maintain or cause to be maintained the following insurance: (a) all-risk fire and extended coverage casualty insurance covering damage to the Building and the Property (including earthquake and flood insurance coverage) in an amount equal to 100% of the replacement cost thereof, together with a demolition endorsement and an increased cost of construction endorsement, (b) commercial general public liability and property damage insurance covering any occurrence on or about the Property and the Common Areas, (c) loss of “rental value” insurance in an amount equal to not less than the Basic Rent and additional rent) payable under this Lease for not less than a one (1) year period, and (d) workers compensation and employer’s liability insurance to the extent required by state law. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building and the Property and Landlord’s liability in connection with the Building and the Property as Landlord reasonably determines is customary or advisable for a first-class office building in the suburban Boston, Massachusetts area, as are required by any of Landlord’s mortgagees and, in any event, casualty insurance shall contain agreed value and replacement cost endorsements and shall be in such amounts that Landlord will not be a co-insurer. Certificates of insurance evidencing that Landlord has all of the coverages required herein shall be delivered to Tenant on or before the Commencement Date. Each such policy of insurance shall provide notification to Tenant at least thirty (30) days prior to any cancellation or non-renewal. Landlord shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises, Building, and the Property as required by this Lease.

ARTICLE XI

LANDLORD’S ACCESS TO PREMISES

11.1                           LANDLORD’S RIGHTS. Landlord shall have the right, upon reasonable prior telephonic notice to Tenant (except in the event of any emergency) to enter the Premises at all reasonable hours during Tenant’s normal business hours for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available during Tenant’s normal business hours to prospective or existing mortgagees, purchasers or, during the final twelve (12) months of the Term, to tenants of any part of the Property. Tenant shall have the right to require that any person entering the Premises on Landlord’s behalf be accompanied by a representative of Tenant provided that Tenant makes any such representative available  for such inspection or repair purposes.

ARTICLE XII

FIRE, EMINENT DOMAIN, ETC.

12.1                           ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, Basic Rent and Escalation Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant’s use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant’s use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Escalation Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business or other claims or causes of action arising from such fire, casualty or eminent domain.

12.2                           RIGHT OF TERMINATION. (a)  If the Premises or the Building are substantially damaged by fire or casualty (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of Landlord’s election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

(b)                                 If the Premises or the Building are substantially damaged by fire or casualty, or any part of the Building is taken by any exercise of the right to eminent domain, Landlord shall, within thirty (30) days of the date of the occurrence of the casualty or the effective date of the taking, as applicable, notify Tenant of the estimated time period that Landlord, in good faith, estimates it will take to restore the Premises and the Building to their prior condition and if such estimated time period is equal to or exceeds, seven (7) months from the date of the occurrence of casualty or the effective date of the taking, then Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days of Tenant’s receipt of Landlord’s notice. Upon Landlord’s receipt of Tenant’s notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party. If a casualty or taking affecting the Premises or access thereto occurs during the final twelve (12) months of the Term, then Tenant may elect to terminate this Lease by thirty (30) days’ prior notice to Landlord.

12.3                           RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within thirty (30) days after the estimated time period for restoration of the Premises set forth in Landlord’s notice referred to in Section 12.2, Tenant shall have the right to terminate this Lease at any time thereafter but prior to the date such restoration is completed, by giving thirty (30) days’ prior written notice to Landlord thereof. Upon the thirtieth (30th) day after Landlord’s receipt of such notice from Tenant, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

12.4                           AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from, at its sole cost and expense, prosecuting a separate condemnation proceeding with respect to a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE XIII

DEFAULT

13.1                           TENANT’S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a “Default of Tenant”) shall happen:

(i)                                     Tenant shall fail to pay the Basic Rent, Escalation Charges, Tenant’s Original Electrical Factor or other sums payable as additional charges hereunder when due and such failure shall continue for a period of five (5) Business Days after receipt of written notice that such payment was not made when due. The requirement for written notice set forth in the immediately preceding sentence shall only apply to the first three (3) instances of failure to timely pay Basic Rent, Escalation Charges, Tenant’s Original Electrical Factor or other sums payable as additional charges hereunder in any twelve (12) month period, thereafter, beginning with the fourth (4th) such occasion in any twelve (12) month period, Landlord shall have no obligation to provide written notice to Tenant; or

(ii)                                  Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed, or Tenant shall desert or abandon the Premises or the Premises shall become, or appear to have become vacant (regardless whether the keys shall have been surrendered or the rent and all other sums due shall have been paid), and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(iii)                               Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)                              Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(v)                                 A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

(vi)                              If an event of the type described in clause (i) above shall occur and if either (a) Tenant shall cure such default within the applicable grace period or (b) Landlord shall, in its sole discretion, permit Tenant to cure such default after the applicable grace period has expired, and an event which would constitute a similar, monetary default if not cured within the applicable grace period shall occur (without regard to any notice or opportunity to cure) more than three (3) times within the same twelve month period as the first such default, whether or not such event is cured within the applicable grace period;

then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)                                 If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c)                                  In the event of any termination, Tenant shall pay the Basic Rent, Escalation Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Escalation Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d)                                 At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Escalation Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Utility Expenses and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net rental value of the Premises for the same period.

(e)                                  In the case of any Default of Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. Landlord agrees to exercise commercially reasonable efforts to mitigate Landlord’s damages on account of any Default of Tenant under this Lease.

(f)                                    Tenant further agrees that Landlord may file suit from time to time to recover any sums due under the terms of this Lease and that no recovery of any portion due Landlord hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting the Premises shall not be construed as an election on the part of Landlord to terminate this Lease, and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, whereupon the foregoing provisions with respect to termination shall apply. Nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be.

(g)                                 If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

(h)                                 The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

(i)                                     Tenant shall pay all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by or on behalf of Landlord in connection with the successful enforcement of any rights of Landlord or obligations of Tenant hereunder, by judicial authority or in binding arbitration, occasioned by a Default of Tenant under this Lease. Landlord shall pay all reasonable fees, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by or on behalf of Tenant in connection with the successful enforcement of any rights of Tenant or obligations of Landlord hereunder, by judicial authority or in binding arbitration, occasioned by a Default of Tenant under this Lease. Provided however, if an arbitrator or judicial authority shall not deem either party as the prevailing party, no such fees, costs and expenses shall be awarded to either party.

13.2                           LANDLORD’S DEFAULT. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1                           EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2                           WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)                                 No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3                           COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Escalation Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant’s part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4                           LANDLORD’S LIABILITY. (a) Tenant acknowledges and agrees that Landlord’s liability shall be limited to Landlord’s equity interest in the Property, including rents and proceeds attributable to the Property, without recourse to any other assets of Landlord. Tenant specifically agrees to look solely to Landlord’s then interest in the Property at the time owned, for recovery of any judgment from Landlord and not to any other assets of Landlord; it being specifically agreed that neither Landlord (original or successor) nor any of its assigns, agents, servants, employees, directors, shareholders, officers, trustees and beneficiaries shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property. Landlord agrees that in no event shall any agents, servants, employees, directors, shareholders, members, managers, officers, or trustees of Tenant ever be personally liable for recovery of any judgment against Tenant in favor of Landlord, or for the payment of any monetary obligation of Tenant to Landlord under this Lease.

(b)                                 Subject to Section 7.4(c), with respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by Force Majeure, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord’s reasonable control, or for any cause due to any act or neglect of Tenant or Tenant’s servants, agents, employees, licensees or any person claiming by, through or under Tenant; nor shall any such failure give rise to any claim in Tenant’s favor that Tenant has been evicted, either constructively or actually, partially or wholly.

(c)                                  In no event shall either party ever be liable to the other party for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause. Notwithstanding anything to the contrary contained in this Lease, Tenant shall remain liable for all damages, direct and/or indirect (including any loss of tenant or rental income) sustained by reason of Tenant’s holding over in accordance with Section 14.19 of this Lease.

(d)  With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5                           NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6                           ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

(b)                                 In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)                                  Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder provided the transferee assumes in writing all of Landlord’s obligations under this Lease.

14.7                           RULES AND REGULATIONS. Tenant shall abide by rules and regulations set forth in Exhibit C attached hereto and those rules and regulations from time to time established by Landlord provided any changes in such rules do not materially affect Tenant’s rights under this Lease, it being agreed that such rules and regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all rules and regulations shall be generally applicable to other tenants of the Building of similar nature to the Tenant named herein. Landlord agrees to use reasonable efforts to insure that any such rules and regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall control.

14.8                           ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated or payable as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9                           INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

14.10                     PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11                     RECORDING. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord’s attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12                     NOTICES. Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by (i) nationally recognized overnight delivery service with signature required on delivery or (ii) registered or certified mail, return receipt requested, postage prepaid:

If intended for Landlord, addressed to Landlord at:

Landlord’s Original Address

(or to such other address as may from time to time hereafter be designated by Landlord by like notice).

With a copy to:

Essex River Management, Inc.

c/o Essex River Ventures, Inc.

225 Friend Street – 7th Floor

Boston, Massachusetts  02114

with a copy to:

Praedium Fund V

c/o The Praedium Group

825 Third Avenue, 36th Floor

New York, New York 10022

Attention:  Christopher Hughes

If intended for Tenant, addressed to Tenant at Tenant’s Original Address until the Commencement Date and thereafter to the Premises  (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts  02109

Attn:  Andrew C. Sucoff, Esq.

All such notices shall be effective when delivered if sent by overnight courier and if registered or certified by US Mail three (3) Business Days after deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13                     WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14                     PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

14.15                     RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect; provided, however, that the subordination of this Lease to any mortgage or ground lease entered into after the date of this Lease shall be upon the express condition that so long as no Default of Tenant exists under this Lease beyond applicable notice and cure periods, Tenant’s possession and enjoyment of the Premises and Tenant’s rights under the Lease shall not be disturbed or interfered with in the event of a foreclosure of such mortgage or lease or the exercise of any rights thereunder. Landlord agrees to use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement (an “SNDA”) from its current lender and current ground lessor, if applicable, for the benefit of Tenant in the form attached as Exhibit G hereto. If Landlord fails to obtain an SNDA from its current lender and/or ground lessor substantially in the form attached as Exhibit G within thirty (30) days following the date of this Lease, then Tenant may elect to terminate this Lease by written notice to Landlord and thereupon this Lease shall be null and void and of no further force and effect following the effective date of such termination set forth in Tenant’s termination notice. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Subject to Tenant’s receipt of an SNDA in the form required under this Section 14.15, Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant’s attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder’s request.

14.16                     STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgment that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17                     SECURITY DEPOSIT. Concurrently with the execution and delivery of this Lease, Tenant shall deposit the Security Deposit specified in Section 1.2 hereof with Landlord. Landlord shall hold the same as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the date which is the last to occur of (i) the date which is sixty (60) days after the last day of the Term of this Lease or (ii) the date which is sixty (60) days after the date of delivery of the entire Premises to Landlord in accordance with the terms of this Lease or (iii) the date which is sixty (60) days after the last of Tenant’s monetary obligations to Landlord under this Lease have been paid and satisfied in full, except for any so-called “true up” for Taxes or Operating Expenses which Landlord may bill to Tenant after the expiration or any earlier termination of this Lease. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance therewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18                     REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to three (3%) percent over the prime rate in effect from time to time at Bank of America or such other banking institution in Boston, MA as designated from time to time by Landlord (but in no event greater than the maximum rate of interest permitted by law), as an additional charge. Any payment of Basic Rent, Escalation Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to three (3%) percent over the prime rate in effect from time to time at Bank of America (but in no event greater than the maximum rate of interest permitted by law) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19                     HOLDING OVER. Any holding over by Tenant after the expiration or earlier termination of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Premises but in no event less than (i) for the first thirty (30) days of any such holdover, one hundred fifty (150%) percent of the sum of Basic Rent in effect on the expiration or termination date plus Escalation Charges in accordance with the terms of this Lease and (ii) thereafter, two (2) times the sum of Basic Rent in effect on the expiration or termination date plus Escalation Charges calculated in accordance with the terms of this Lease. Tenant shall also pay to Landlord all damages, direct and/or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

14.20                     WAIVER OF SUBROGATION. Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, or is required to be carried under this Lease, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21                     SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty and other repairs for which, under other provisions of this Lease, Tenant has no responsibility of repair and restoration. Tenant shall remove all of Tenant’s Removable Property and, to the extent specified by Landlord at the time Landlord consents to such installation, all alterations and additions made by Tenant and all partitions wholly within the Premises; and shall repair any damage to the Premises or the Building caused by such removal. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense. Tenant, at its sole risk, cost and expense, shall remove any telephone/data/internet wiring and cables installed by Tenant in the Premises at such time that Tenant moves out of the Premises or upon the expiration or earlier termination of this Lease, unless any such wiring and cables are installed in connection with the approved build out and are a component of Landlord’s Work.

14.22                     INTENTIONALLY DELETED.

14.23                     BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Richards, Barry, Joyce & Partners (the “Broker”) and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker which shall be paid by Landlord pursuant to its specific agreements with Broker). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Broker and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

14.24                     SPECIAL TAXATION PROVISIONS. Anything contained in the foregoing provisions of this Lease (including, without limitation, Article VI hereof) to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises, shall enter into any lease, sublease, license, concession or other agreement for use, occupancy, utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization of space, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentage of receipts for sales) and any such recorded lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

14.25                     HAZARDOUS MATERIALS. Tenant shall not (either with or without negligence) cause the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use of normal office and business equipment supplies and cleaning products in the ordinary course of Tenant’s business. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials by Tenant or its agents, employees, servants, contractors and subcontractors, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant or its agents, employees, servants, contractors and subcontractors. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the term of this Lease (or during such term as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by, or resulting from Tenant’s operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use commercially reasonable efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or termination of this Lease.

To the best of Landlord’s knowledge, based on the “Phase I Report” (as said term is hereinafter defined), Landlord represents to Tenant that, as of the date of this Lease, other than as expressly disclosed in the Phase I Report, Landlord has no knowledge any release or threat of release of any Hazardous Materials, or other environmental condition requiring remediation, at the Property and, to the best of Landlord’s knowledge, the Premises, the Building and the Property are in compliance with all applicable Environmental Laws. Landlord shall indemnify and defend Tenant against and hold Tenant harmless from all claims, liabilities, costs, expenses, losses and damages (including reasonable attorneys fees’ and disbursements) that Tenant may incur in connection with claims arising from (i) any Hazardous Materials introduced at, on, about or under the Premises, the Building or the Property by any act of Landlord or its agents, officers, employees, contractors, invitees or licensees, or (ii) any Hazardous Materials which existed or were present or introduced at, on, about or under the Premises, the Building or the Property prior to the Commencement Date of this Lease, or (iii) any breach of the foregoing representation by Landlord. The foregoing indemnification shall survive the expiration or earlier termination of this Lease. As used herein, the term “Phase I Report” shall mean that certain Level I Environmental Site Assessment and Limited Subsurface Investigation for 10 Maguire Road, Lexington, Massachusetts dated July 15, 2004 and performed by Rizzo Associates, a copy of which has been submitted to Tenant.

Except to the extent Landlord is required to indemnify Tenant under this Section 14.25, Tenant shall indemnify, defend and save harmless the Landlord and its officers, directors, shareholders, employees, contractors, servants, invitees, representatives and agents from and against all loss, costs, damages, claims, proceedings, demands, liabilities, penalties, fines and expenses, including without limitation, reasonable fees and costs for attorneys’ fees, consultants’ fees, litigation costs and clean-up costs asserted against or incurred by the Landlord, its officers, directors, shareholders, employees, contractors, servants, invitees representatives or agents at any time by reason of or arising out of (i) any release of any Hazardous Materials at, in, upon, under or from the Premises, the Building or the Property where such release or threat of release is the result of or alleged to solely result from the acts or omissions of the Tenant or its agents, servants, employees, contractors or invitees, or (ii) any violation or alleged violation of any Environmental Laws governing Hazardous Materials where such violation or alleged violation is the result of or alleged to result from the acts or omissions of the Tenant or its agents, servants, employees, contractors, invitees, or any other person acting under Tenant. The indemnities set forth in this Section shall survive expiration or termination of this Lease.

In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform inspections and testing of the air, soil and groundwater for the presence or existence of Hazardous Materials, provided Landlord restores any portion of the Premises, Building or Property disturbed by such inspections.

As used herein, the term “Hazardous Materials” shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS 1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS 6903), (v) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended and regulations promulgated thereunder, or (vi) defined as “oil” or a “hazardous waste”, a “hazardous substance”, a “hazardous material” or a “toxic material”

under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term “Environmental Laws” shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

14.26                     GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

14.27                     INTENTIONALLY DELETED.

14.28                     SURVIVAL PROVISION. It is expressly understood and agreed that any indemnification by Tenant contained in this Lease shall survive any expiration or earlier termination of this Lease.

14.29                     FURNITURE/EQUIPMENT/TELEPHONE SYSTEM. Notwithstanding anything to the contrary contained in this Lease, Tenant, at its sole risk, cost and expense, shall be responsible for (i) any furniture, equipment, wiring and cabling in the Premises and  (ii) maintaining, repairing, replacing and removing any furniture, equipment, personal property, trade fixtures and telephone/data/internet infrastructure together with any wiring or cabling related thereto in the Premises installed by Tenant.

14.30                     OPTION TO EXTEND. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Initial Term for one (1) additional consecutive period of three (3) years (hereinafter referred to as the “Extension Period”), provided that (a) Tenant shall give Landlord notice of Tenant’s exercise of such option at least nine (9) full calendar months prior to the expiration of the Initial Term but no sooner than twelve (12) full calendar months prior to the expiration of the Initial Term and (b) no Default of Tenant shall exist at the time of giving the applicable notice or the commencement of the Extension Period and (c) the Premises has not been vacated, abandoned or surrendered (other than any vacancy or abandonment by Tenant in connection with a casualty, condemnation or interruption of services to the Premises) both at the time of giving the applicable notice and at the time of commencement of such Extension Period. Except for the amount of Basic Rent and Base Year adjustments for calculating Escalation Charges (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, except that there shall be no further options to extend the Term nor shall Landlord be obligated to make or pay for any improvements to the Premises nor pay any inducement payments of any kind or nature. If Tenant shall give notice of its exercise of  such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant except as may be required in order to determine Basic Rent and Base Year adjustments for calculating Escalation Charges as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

The Basic Rent payable for each twelve (12) month period during the Extension Period shall be ninety-five (95%) percent the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Basic Rent per annum payable for and with respect to the last 12 calendar months of the Initial Term and the Base Years for Operating Expenses, Utility Expenses and Taxes shall be adjusted to calendar year 2010 and Fiscal Year 2011, respectively. “Fair Market Rental Value” shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for extensions of existing leases then currently being negotiated or executed in comparable space and buildings located in the leasing market encompassing Lexington, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect:  size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any), lease term and absence or reduction of brokerage commissions due in connection with the extension term. In no event shall the Basic Rent payable with respect to any Lease Year during the Extension Period be less than the Basic Rent payable during the last 12 calendar months of the Initial Term.

Dispute as to Fair Market Value. Landlord shall initially designate the Fair Market Rental Value and shall furnish data in support of such designation. If Tenant disagrees with Landlord’s designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord’s designation, to submit such Fair Market Rental Value to arbitration as follows:  Fair Market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least seven (7) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows:  The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least six (6) months prior to the commencement of the period for which Fair Market Rental Value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental Value, then each appraiser shall, not later than thirty (30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each such appraiser taking into account the factors set forth in this Section 14.30. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 95% of the higher of the Fair Market Rental Value as determined by such two appraisers, the Fair Market Rental Value shall be deemed to be the average of such Fair Market Rental Value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 95% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least three (3) months prior to commencement of the period for which Fair Market Rental Value is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association (“AAA”) sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this Section 14.30 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Fair Market Rental Value be less than the Basic Rent applicable to the 12 calendar month period immediately preceding the commencement of the Extension Period. As used herein, the term “Qualified Appraiser” shall mean any disinterested person (a) who is employed by an appraisal firm or a commercial leasing brokerage company in either case of recognized competence in the greater Boston area, and (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the “Failing Party”), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental Value shall be binding and conclusive upon Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Basic Rent during the Extension Period in an amount (the “Interim Rent”) as specified by Landlord’s appraiser and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

14.31                     TENANT’S ACCESS. Subject to any Force Majeure, emergency or accident, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

TENANT:

BLADELOGIC, INC.

	By:	/s/ Melissa Cruz

	Its:	CFO & SVP

LANDLORD:

LEXINGTON CORPORATE CENTER
ASSOCIATES LLC

	By:	PV Lexington Corporate Center LLC
	Its:	Managing Member

	By:	/s/ Christopher Hughes

	Its:	VP

LCCA0017/7

EXHIBIT A

PLAN SHOWING PREMISES

EXHIBIT B

SITE PLAN

EXHIBIT C

PLAN SHOWING LANDLORD’S WORK

EXHIBIT D

RULES AND REGULATIONS

1.                                       The sidewalks, paved and/or landscaped areas shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the demised premises.

2.                                       No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the demised premises or Building so as to be visible from outside the demised premises without the prior written consent of Landlord, which will not be unreasonably withheld or delayed. In the event of any violation of this paragraph, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant, as additional rent.

3.                                       No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the demised premises or any outside wall of the Building without the prior written consent of Landlord, which will not be unreasonably withheld or delayed so long as said awning or other item conforms to similar items installed in or upon other portions of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design  and color, and attached in the manner, approved by Landlord. If any portion of the demised premises which is not used for office purposes shall have windows, such windows shall be equipped with curtains, blinds or shades approved by Landlord, and said curtains, blinds or shades shall be kept closed at all times.

4.                                       The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids, chemicals, process water, cooling water or like substances shall be deposited therein. Said plumbing fixtures and the plumbing system of the Building shall be used only for discharge of so-called sanitary waste. All damage resulting from any misuse of said fixtures and/or plumbing system by Tenant or anyone claiming under Tenant shall be borne by Tenant.

5.                                       Tenant must, upon the termination of its tenancy, return to Landlord all locks, cylinders and keys to the demised premises and any offices therein.

6.                                       Tenant shall keep any sidewalks and planters in front of the demised premises reasonably free and clear of litter and refuse, regardless of the source thereof.

7.                                       Tenant shall, at Tenant’s expense, provide artificial light and electric current for the employees of Landlord and/or Landlord’s contractors while making repairs or alterations in the demised premises.

8.                                       Tenant shall not make, or permit to be made, any unseemly or disturbing odors or noises or disturb or interfere with occupants of the Building or those having business with them, whether by use of any musical instrument, radio, machine, or in any other way.

9.                                       Canvassing, soliciting, and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same.

10.                                 Tenant shall keep the demised premises free at all time of pests, rodents and other vermin, and Tenant shall keep all trash and rubbish stored in containers of a type approved by Landlord, such containers to be kept at locations designated by Landlord. Tenant shall cause such containers to be emptied whenever necessary to prevent them from overflowing or from producing any objectionable odors.

11.                                 Landlord reserves the right to rescind, alter, waive and/or establish any reasonable rules and regulations of uniform application to all tenants which, in its judgment, are necessary, desirable or proper for its best interests and the best interests of the occupants of the Building.

12.                                 The access roads, driveways, entrances and exits shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress.

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EXHIBIT E

(ITEMS INCLUDED IN UTILITY

EXPENSES AND OPERATING EXPENSES)

A.                                   Without limitation, Utility Expenses shall include:

Costs for electricity, fuel, oil, gas, steam, water and sewer use charges and other utilities supplied to the common areas of the Property and not paid for directly by tenants. Utility Expenses shall not include Tenant’s Original Electrical Factor paid directly by Tenant or any of the foregoing costs supplied to leaseable areas of the Building.

B.                                     Without limitation but subject to the limitations in Section C below of this Exhibit E, Operating Expenses shall include:

1.                                       All expenses incurred by Landlord or Landlord’s representatives which shall be directly related to employment of personnel equal to or below the level of building manager, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers:  provided that, if any such employee is also employed on other property of Landlord, such compensation shall be equitably allocated by Landlord among the Property and such other properties.

2.                                       The cost of services, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property including, without limitation, fees and assessments, if any, imposed upon Landlord, or charged to the Property, by any governmental agency or authority or other duly authorized private or public entity on account of public safety services, transit, housing, police, fire, sanitation or other services or purported benefits.

3.                                       The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning, management and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be equitably allocated by Landlord among the Property and such other properties.

4.                                       Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Boston area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance; provided, however, any premiums for terrorism insurance and environmental insurance are excluded.

5.                                       Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Boston area for similar

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properties, but in no event more than four percent (4%) of gross annual income derived from the Building, whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management but again not to exceed four percent (4%) of gross annual income derived from the Building, together with, in either case, amounts accrued for reasonable legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Building.

6.                                       Subject to the terms of this Exhibit E, if, during the Term of this Lease, Landlord shall make a capital expenditure which is (a) for the purpose of  causing the Property to comply with any laws, rules, regulations, codes or ordinances not in existence and not in effect as of the date of this Lease, or (b) intended to improve the efficiency of the Building or to reduce Operating Expenses or Utility Costs, or (c) incurred to replace existing equipment and machinery necessary to the day-to-day operations of the Property which has outlived its useful life, or which are in lieu of needed repairs (the foregoing categories of capital expenditures in (a), (b) and (c) being referred to as “Permitted Capital Pass-Throughs”), Landlord may include in the calculation of Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge off of such Permitted Capital Pass Throughs. Annual charge off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the improvement made with the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices consistently applied in effect at the time of making such expenditure.

7.                                       Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

8.                                       Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property.

C.                                     Notwithstanding anything herein to the contrary, the following shall not be included in the calculation of Operating Expenses:

1.                                       “Tenant allowances,” “tenant concessions,” workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants, or vacant, leasable space, including space planning/interior architecture fees for same;

2.                                       Repairs or other work occasioned by fire, windstorm or other casualty or hazard, except to the extent of the commercially reasonable deductible amounts under Landlord’s policy of casualty insurance;

3.                                       Leasing commissions, marketing and advertising expenses incurred in leasing, extensions, renewals or procuring new tenants;

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4.                                       Repairs or rebuilding necessitated by condemnation to the extent that Landlord has received condemnation proceeds for such repairs or rebuilding;

5.                                       Depreciation and amortization of the Building;

6.                                       Debt service payments or any other charges on any indebtedness applicable to the Property, including any mortgage debt;

7.                                       The costs of special services, tenant improvements and concessions, repairs, maintenance items or utilities specifically provided for individual tenants of the Building;

8.                                       Costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of the Building;

9.                                       The costs of repairs, replacements and alterations for which and to the extent that Landlord is entitled to be reimbursed therefor from any source;

10.                                 Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation of leases, extensions or renewals with tenants or prospective tenants;

11.                                 Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred by Landlord’s failure to make such payments when due;

12.                                 Any costs of repairs or replacements for which Landlord is entitled to be reimbursed under the warranty of any general contractor, subcontractor or supplier;

13.                                 Any rent for any Landlord on-site leasing office;

14.                                 Costs incurred in connection with the testing, removal, encapsulation or other treatment of any Hazardous Materials;

15.                                 Costs to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Premises or the Building on the Commencement Date;

16.                                 Expense reserves;

17.                                 Costs of structural repairs to the Building;

18.                                 Wages, salaries or other compensation for Landlord’s building managers except for any such wages, salaries or other compensation for any of Landlord’s building managers that Landlord may employ in the future for on-site management of the Building.

19.                                 The costs of capital repairs, improvements or replacements except for the annual charge off of Permitted Capital Pass-Throughs set forth above in Paragraph B(6). A repair,

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improvement or replacement will be deemed “capital” if the cost thereof is required to be capitalized for federal income tax purposes;

20.                                 Management fees in excess of the amounts permitted pursuant to Paragraph B(5) above.

21.                                 Leasing commissions, attorneys’ fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases or other occupancy agreements, and similar costs incurred in connection with disputes with and/or enforcement of leases or other occupancy agreements.

22.                                 Any costs in connection with an expansion of the rentable area of the Building or the Property or adding any new Building or Property amenities, or any costs incurred in connection with any additions to the Common Areas or the Property, including the purchase of additional land or other development rights.

23.                                 Any costs to provide services or utilities or to manage or maintain any other buildings located in the same complex or office park as the Premises.

24.                                 Rentals associated with any ground lease involving the Property.

25.                                 Costs associated with any disputes involving abutters to the Property and costs or fees relating to the defense of Landlord’s title to or interest in the Property, or any part thereof.

26.                                 The cost of any item or service for which Tenant separately reimburses Landlord or pays to third parties, or that Landlord provides selectively to one or more, but not all tenants of the Building or the Property, and not to Tenant, whether or not Landlord is reimbursed by such other tenant(s).

27.                                 Legal fees, late charges and penalties incurred in connection with Landlord’s noncompliance with or violation of law, and costs resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors and not reimbursed by insurance.

28.                                 Except as otherwise provided in Paragraph B(6) and item 19 above, the costs of leasing equipment or other items which if purchased would constitute a capital expenditure.

29.                                 Any costs of services or utilities used or consumed in premises leased or leasable to tenants or occupants if such tenant’s or occupant’s use or consumption of the applicable utility or service is separately metered or submetered and paid directly by such tenant or occupant to such service or utility provider or reimbursed by such tenant or occupant to Landlord.

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EXHIBIT F

(Cleaning Specifications)

A.                                   Premises

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1.                                       Empty all waste receptacles and ash trays and remove waste material from the Premises.

2.                                       Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3.                                       Vacuum all rugs and carpeted areas.

4.                                       Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails and counter tops, within normal reach.

5.                                       Wash clean all water fountains.

6.                                       Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

Quarterly:

Render high dusting not reached in daily cleaning to include:

1.                                       Dusting all pictures, frames, charts, graphs and similar wall hangings.

2.                                       Dusting all vertical surfaces, such as walls, partitions, doors and ducts.

3.                                       Dusting of all pipes, ducts and high moldings.

B.                                     LAVATORIES:

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1.                                 Sweep and damp mop floors.

2.                                 Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, pipes and toilet seat hinges.

3.                                 Wash both sides of all toilet seats.

4.                                 Wash all basins, bowls and urinals.

5.                                 Dust and clean all powder room fixtures.

6.                                 Empty and clean paper towel and sanitary disposal receptacles.

7.                                 Remove waste paper and refuse.

8.                                 Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers, material to be furnished by Landlord.

9.                                 A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1.                                 Machine scrub lavatory floors.

2.                                 Wash all partitions and tile walls in lavatories.

C.                                     MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

Daily on Business Days except Saturdays, Sundays and those certain holidays specified in the definition of “Business Days” in the Lease:

1.                                 Sweep and wash all floors.

2.                                 Wash all rubber mats.

3.                                 Clean elevators, wash or vacuum floors, wipe down walls and doors.

4.                                 Spot clean any metal work inside lobby.

5.                                 Spot clean any metal work surrounding building entrance doors.

Monthly:

All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.                                    WINDOW CLEANING:  Windows of exterior walls will be washed on the outside once every six months and on the inside once every six months, weather permitting.

E.                                      Tenant requiring services in excess of those described above shall request same through Landlord, at Tenant’s expense.

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EXHIBIT G

AFTER RECORDING RETURN TO:

Hinckley, Allen & Snyder LLP

1500 Fleet Center

Providence, Rhode Island 02903

Attention:  Joseph P. Curran, Esq.

LEASE SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This agreement (“Lease Subordination, Non-Disturbance and Attornment Agreement” or “Agreement”) is made as of the            day of                        , 200 , among BANK OF AMERICA, a national banking association organized under the laws of the United States, and having a place of business at Suite 800, Mail Stop: RI DE 03308A, 111 Westminster Street, Providence, Rhode Island 02903, as Agent (the “Agent”) for the Lenders (as that term is defined in a certain Loan Agreement by and between the hereinafter defined Borrower, the Agent and the Lenders), LEXINGTON CORPORATE CENTER ASSOCIATES LLC, a Delaware limited liability company, having a place of business at c/o Essex River Management, Inc., 225 Friend Street, 7th Floor, Boston, MA  02114 (“Landlord” or “Borrower”), and BLADELOGIC, INC., a Delaware corporation, having a place of business at 400 Fifth Avenue, Waltham, MA  02451 (“Tenant”).

Introductory Provisions

A.                                   Agent and the Lenders are relying on this Agreement as an inducement to Lenders in making and maintaining a loan (“Loan”) secured by, among other things, a [Mortgage, Security Agreement and Fixture Filing] [Deed of Trust, Security Agreement and Fixture Filing] (“Mortgage”) given by Borrower to Agent covering property commonly known as and numbered 10 Maguire Road in the City/Town of Lexington, County of Middlesex, State of Massachusetts and which is further described in Exhibit A attached hereto (“Property”). Agent is also the “Assignee” under an Assignment of Leases and Rents (“Assignment”) from Borrower with respect to the Property.

B.                                     Tenant is the tenant under that certain lease (“Lease”) dated of even date herewith, made with Landlord, covering certain premises (“Premises”) at the Property.

C.                                     Lenders require, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that Agent’s rights under the Assignment be recognized.

D.                                    Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E.                                      Agent, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lenders shall rely hereon in making and maintaining the Loan, Agent, Landlord, and Tenant agree as follows:

1.                                       Subordination. Subject to the terms of this Agreement, the Lease and the rights of Tenant thereunder are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

2.                                       Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Premises and rights under the Lease shall not be disturbed by Agent in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

3.                                       Attornment and Certificates. In the event Agent succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to any foreclosure of the Mortgage, Tenant shall attorn to Agent, or a purchaser upon any such foreclosure sale, and shall recognize Agent, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that, to Tenant’s knowledge, no default exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

4.                                       Limitations. If Agent exercises any of its rights under the Assignment or the Mortgage, or if Agent shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that the Landlord had or would have had if

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Agent or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, or to such purchaser, have the same remedies against Agent, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Agent or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Agent of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, or such purchaser, in the Property, and Agent and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease that is made without Agent’s prior written consent; or (f) bound by or responsible for any security deposit not actually received by Agent; or (g) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (i) liable for consequential damages. The foregoing shall not, however:  (i) relieve Agent or such purchaser, of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such succession or acquisition, or (ii) deprive Tenant of its express termination rights in the Lease or deprive the Tenant of the right to terminate the Lease for a breach of Landlord covenant which is not cured as provided for herein and in the Lease and as a result of which there is a material interference with Tenant’s permitted use and occupation of the Premises or any permitted business conducted therein.

5.                                       Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of:  (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by such Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Agent or a subsequent purchaser.

6.                                       Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease (except for Landlord’s obligations under Section 4.3 or Article XI of the Lease), Tenant will take no action to terminate the Lease, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Agent at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably

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cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Agent gives Tenant written notice within such thirty (30) day period of Agent’s election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Agent shall have no obligation to cure any default under the Lease. The foregoing shall not apply and Tenant shall have the right to terminate the Lease pursuant to Section 4.4 and Article XI of the Lease if Landlord fails to perform its obligations under such provisions of the Lease within the applicable time periods therefor.

7.                                       Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered:  (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Agent:	Bank of America, as Agent
Suite 800
Mail Stop: RI DE 03308A
111 Westminster Street
Providence, Rhode Island 02903
Attention: Commercial Real Estate Loan Administration

To Tenant:	Bladelogic, Inc.
10 Maguire Road, Building 3
Lexington, MA
Attention: Scott Chase, except that prior to the Commencement Date of the Lease, such notices shall be sent to Tenant’s Original Address set forth in the Lease

With a:	Goodwin Procter LLP
copy to:	Exchange Place
Boston, MA 02109
Attention: Andrew C. Sucoff, Esq.

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

8.                                       Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the obligations secured by the Mortgage. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent’s designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to

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Agent following receipt of such notice and Borrower further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following Tenant’s receipt of any such notice.

9.                                       No Amendment or Cancellation of Lease. As long as the Mortgage remains undischarged of record, Tenant shall not agree to amend or modify the Lease in any material respect, or agree to cancel or terminate the Lease (except with respect to Tenant’s express termination rights under the Lease), without Agent’s prior written consent in each instance.

10.                                 No Waiver. This Agreement does not:

(a)                        constitute a waiver by Agent of any of its rights under the Mortgage or any of the other Loan Documents (as defined in the Mortgage); or

(b)                       in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan Documents.

11.                                 Borrower Compliance. The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower.

12.                                 Captions. Captions and headings of sections are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

13.                                 Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

14.                                 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located.

15.                                 No Oral Change. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

16.                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Agent, Lenders, Tenant and Borrower and their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

[Signatures on Following Page(s).]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as a sealed instrument, as of the date first above written.

AGENT:

BANK OF AMERICA, as Agent

By:
Name:
Title:

Date executed by Agent: January , 2006

TENANT:

BLADELOGIC, INC.

By:
Name:
Title:

Date executed by Tenant: January , 2006

LANDLORD:

LEXINGTON CORPORATE CENTER ASSOCIATES LLC

By:
Name:
Title:

Date executed by Landlord: January , 2006

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STATE OF	)
)
COUNTY OF	)

On this       day of January, 2006, before me, the undersigned notary public, personally appeared                                    , proved to me through satisfactory evidence of identification, consisting of                                                        , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as                                                     for BANK OF AMERICA.

(Official Signature and Seal of Notary)
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this       day of January, 2006, before me, the undersigned notary public, personally appeared                                        , proved to me through satisfactory evidence of identification, consisting of                                                           , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as                                                                       for LEXINGTON CORPORATE CENTER ASSOCIATES LLC.

(Official Signature and Seal of Notary)
My Commission Expires:

9

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this       day of January, 2006, before me, the undersigned notary public, personally appeared                                        , proved to me through satisfactory evidence of identification, consisting of                                                                        , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose, as                                                      for BLADELOGIC, INC.

(Official Signature and Seal of Notary)
My Commission Expires:

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EXHIBIT A

[Attach Legal Description of Property]